Exhibit 10.1


                             NOTE PURCHASE AGREEMENT

         This Note Purchase Agreement (this "Agreement") is made as of this 7th day of December, 2007 by and among First Montauk Financial Corp., a New Jersey corporation (the "Company"), and AEFC FMFK Investment Corp., a Delaware corporation (the "Purchaser").

Intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                       Sale and Purchase of Note; Closing.

Section 1.1 Purchase of the Note. The Company has authorized the issuance of its 10% Convertible Secured Note due December 31, 2008 in the aggregate principal amount of up to $2,000,000 in the form attached hereto as Exhibit A (the "Note"). The Note issued hereunder will bear interest on its unpaid principal amount at a rate of 10% per annum (except for a default rate of interest as provided in the Note), calculated for the actual number of days the principal is outstanding based on a 360-day year. The principal of the Note and all accrued and unpaid interest thereon shall be payable in full on December 31, 2008. The Note may be converted at any time on or after July 1, 2008, and from time to time thereafter, at the option of the owner thereof (a "Holder"), into shares (the "Conversion Shares") of the Company's common stock, no par value per share (the "Common Stock"), in accordance with the terms thereof. The Note, Conversion Shares and the Warrants, as defined below, are herein collectively referred to as the "Securities".

Section 1.2 Pledge Agreement. As collateral for all of the Company's obligations owing to the Holder under the Note and hereunder, the Company shall pledge all of its stock in the Subsidiaries (as defined herein) to Holder pursuant to the Pledge Agreement in the form attached hereto as Exhibit B (the "Pledge Agreement").

Section 1.3 Warrants. In the event the Company (i) does not draw the full $2,000,000 principal amount available under the Note, and (ii) the Note has not been prepaid by July 1, 2008, the Company will issue to the Purchaser a warrant to purchase four shares of Common Stock, at an exercise price of $0.35 per share, as adjusted, for each one dollar of principal amount available but not drawn upon under the Note, which warrant shall be in the form attached hereto as Exhibit C (the "Contingent Warrant"). The Warrant term shall be from the date of issuance to December 31, 2008, or December 31, 2012 in the event the Company defaults in the payment of the Note. In the event the Company elects to prepay its obligations under the Note, the Company will issue the Purchaser a warrant to purchase that number of shares of Common Stock as provided for in the Note, at an exercise price of $0.35 per share, as adjusted, which warrant shall be in the form attached hereto as Exhibit D (the "Prepayment Warrant").

Section 1.4 Purchase and Sale of Note. Subject to the terms and conditions set forth herein, upon the execution hereof, the Company agrees to sell, issue and deliver to the Purchaser the Note and the Purchaser agrees to purchase such Note for the aggregate purchase price of $1,000,000, subject to further draws by the Company pursuant to the terms of the Note to increase the aggregate purchase price up to $2,000,000.

Section 1.5 Closing. Subject to the satisfaction or waiver of the conditions set forth in this Agreement, the closing of the purchase and sale of the Note (the "Closing") shall take place at the offices of the Company, at 10:00 a.m. on December 7, 2007, or at such other place and time and date as the parties hereto may agree (the date of such closing is the "Closing Date").

                                   ARTICLE II

              Conditions to the Purchaser's Obligations at Closing

         The obligations of the Purchaser to purchase the Note at Closing, and to make additional advances pursuant to a Draw Notice (as defined in the Note) are subject to the fulfillment or written waiver at or before the Closing Date or any Funding Date (as defined in Note) of each of the conditions set forth in this Article II.

Section 2.1 Representations and Warranties. The representations and warranties of the Company contained in Article IV shall be true at and as of the Closing Date and each Funding Date with the same effect as though they had been made on and as of such date.

Section 2.2 Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with at or before the Closing Date and each Funding Date.

Section 2.3 Shareholders' Rights Plan. At or prior to the Closing Date, the Company shall have amended the Company's Shareholders' Rights Plan dated August 8, 2007 (the "Rights Plan"), to provide that the acquisition of any of the Company's shares by the Purchaser as a result of (i) the exercise of the conversion of the Note, (ii) the exercise of the Contingent Warrant or the Prepayment Warrant by the Purchaser or (iii) the purchase of up to 3,300,308 shares of the Company's Common Stock from Eward H. Okun ("Okun"), or his affiliates, will not constitute an Acquiring Person, as defined in the Rights Plan.

Section 2.4 Compliance Certificate. The President of the Company shall have delivered to the Purchaser at Closing and on each Funding Date a certificate certifying that the conditions specified in Section 2.1, 2.2 and 2.3 have been fulfilled.

                                  ARTICLE III

       Representations, Warranties and Further Agreements of the Purchaser

         As a material inducement to the Company to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser makes the following representations and warranties to the Company:

Section 3.1 Restrictive Securities. The Purchaser hereby acknowledges, understands and agrees that:

(a) the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and no Securities may be transferred unless (a) they are subsequently registered thereunder (including all applicable state securities laws),
         (b) an exemption from the registration requirement of the Securities Act is available or (c) they are sold pursuant to Rule 144 promulgated under the Securities Act (or a successor rule);

(b) the certificates representing any of the Securities may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such Securities):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAW.

Section 3.2       Accredited Investor Representations.

(a) The Purchaser understands that no federal or state agency has made any findings or determination as to the fairness of the offering of the Note for investment, or any recommendation or endorsement of the Securities.

(b) The Purchaser understands that there is no established market for any of the Securities and that there is no guarantee for any such future market.

(c) The Purchaser is acquiring the Note (and any other Securities resulting therefrom) for its own account for investment purposes only and not with a view to the resale or distribution thereof.

(d) The Purchaser is acquiring the Note without having relied upon any offering literature or prospectus and the Purchaser has such knowledge and experience in financial, business and tax matters that the Purchaser is capable of competently evaluating the merits and risks relating to the Purchaser's investment in the Note and making an investment decision with respect to the Company.

(e) The Purchaser has fully reviewed and is familiar with all of the information in the SEC Reports, as defined below, and acknowledges that the Company has made available at a reasonable time prior to Purchaser's investment the opportunity to ask questions and receive answers concerning the terms and conditions of this Agreement and to obtain any additional information that the Company possesses or can acquire, without unreasonable effort or expense, that is necessary to evaluate an investment in the Company.

(f) The Purchaser is aware that there are substantial risks attendant to the purchase of the Note.

(g) The Purchaser has adequately analyzed the risks of the purchase of the Note and has determined that the Note is a suitable investment for the Purchaser and that the Purchaser is able at this time, and in the foreseeable future, to bear the economic risk of a total loss of its investment in the Company.

(h) The Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D of the Act as presently in effect and is purchasing the Securities for its own account and not with a view toward public distribution.

(i) The Purchaser understands that the Note is being offered and sold to it in reliance upon specific exemptions from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Note.

(j) The Purchaser shall use all reasonable efforts to obtain and furnish the information required to be included in the application (the "FINRA 1017 Application") pursuant to Rule 1017 of the rules and regulations of the Financial Industry Regulatory Authority ("FINRA").

                                   ARTICLE IV

                  Representations and Warranties of the Company

         As a material inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, the Company hereby makes the following representations and warranties regarding the Company and its Subsidiaries (as defined herein):

Section 4.1 Organization and Standing of the Company. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of New Jersey and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted and to execute and deliver this Agreement and documents related hereto, to issue, sell and deliver the Note and to issue and deliver the other Securities and to perform its other obligations pursuant hereto and thereto. The Company is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions wherein the character of the property owned or leased or the nature of the activities conducted by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on the Company. The term "Material Adverse Effect" shall mean any change, event, circumstance or effect that is materially adverse to the business, assets, financial condition or results of operations of such entity that was not noted as a schedule to this Agreement.

Section 4.2 Corporate Action. This Agreement and the other agreements executed in connection herewith have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms. The issuance, sale and delivery of the Note and the issuance and delivery of the warrants, and Conversion Shares upon conversion of the Note or exercise of the warrants have been duly authorized by all required corporation action; and the Conversion Shares have, as of the Closing, been duly reserved for issuance upon conversion of the Note, assuming full funding under the Note, and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in this Agreement.

Section 4.3 Subsidiaries. Except as set forth on Schedule 4.3, the Company does not own, directly or indirectly, any outstanding voting securities of or other interests in, or control, any other corporation, partnership, joint venture or other business entity. Schedule 4.3 sets forth, with respect to each entity listed thereon, (i) the number of authorized shares or interests of each class of its capital stock or equity, (ii) the number of issued and outstanding shares or interest of each class of capital stock or equity, (iii) the number of shares or interest of each class of its capital stock or equity which are held in treasury. (Each entity listed on Schedule 4.3 in which the Company, directly or indirectly owns fifty percent (50%) or more of the issued and outstanding shares of capital stock or equity interests is referred to herein individually as a "Subsidiary" and collectively as the "Subsidiaries" and each entity listed on
Schedule 4.3 in which the Company, directly or indirectly owns less than fifty percent (50%) all of the issued and outstanding shares of capital stock or equity interests is referred to herein as a "Partially Owned Subsidiary"). Each Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the state of its organization. Each Subsidiary has the requisite power and authority to own or lease its property and to carry on its business as now being conducted. Each Subsidiary is legally qualified to transact business as a foreign entity corporation in all jurisdictions where the nature of its property and the conduct of its business requires such qualification (all of which jurisdictions are listed on Schedule 4.1), except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. There is no pending or to the knowledge of the Company threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of any Subsidiary. Except as set forth on Schedule 5.3, the Company does not have any liabilities or obligations, whether accrued, absolute, contingent or otherwise, arising from its interest in the Partially Owned Subsidiaries.

Section 4.4 Governmental Approvals. Except for the filing of any notice prior or subsequent to the Closing Date that may be required under applicable state and/or Federal securities laws (which, if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of or filing or registration with any court of governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution and delivery by the Company of this Agreement, for the offer, issue, sale, execution or delivery of the Note, or for the performance by the Company of its obligations under this Agreement or the agreements and instruments contemplated hereby.

Section 4.5 Compliance with Other Instruments. The Company and each Subsidiary is in compliance in all respects with the terms and provisions of its charter, by-laws, and other organizational documents, each as amended and/or restated to date, and in all respects with the terms and provisions of all mortgages, indentures, leases, agreements and other instruments by which it is bound or to which it or any of its properties or assets are subject, except for such noncompliance which, individually or in the aggregate, would not have a Material Adverse Effect on the business, financial condition or prospects of the Company and its Subsidiaries. The Company and each Subsidiary is in compliance in all material respects with all judgments, decrees, governmental orders, laws, statutes, rules or regulations by which it is bound or to which it or any of its properties or assets are subject. Neither the execution, issuance and delivery of this Agreement, the Note or any other Security, nor the consummation of any transaction contemplated hereby or thereby, has constituted or resulted in or will constitute or result in a default or violation of any term or provision of any of the foregoing documents, instruments, judgments, agreements, decrees, orders, statutes, rules and regulations.

Section 4.6 Securities Laws. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities. Neither the Company nor anyone acting on its behalf has or will sell, offer to sell or solicit offers to buy the Note or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, so as to bring the issuance and sale of the Note, any other Security, under the registration provisions of the Securities Act and applicable state securities laws. As used herein, "Person" shall mean and include an individual, a partnership, a corporation, a business trust, a joint stock company, a limited liability company, an unincorporated association or other entity and any domestic or foreign national, state or local government, any political subdivision thereof, and any department, agency, authority or bureau of any of the foregoing.

Section 4.7 SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the "SEC Reports") on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

Section 4.8 No Material Adverse Change. Since November 14, 2007, (a) there has been no change in the assets, liabilities or financial condition of the Company and its Subsidiaries from that reflected in the financial statements included in the SEC Reports, except for changes in the ordinary course of business which in the aggregate have not been materially adverse, and (b) there has not been any events, occurrences or developments that, individually or in the aggregate, has had or can reasonably be expected to have a Material Adverse Effect.

Section 4.9 Broker-Dealer Registration. First Montauk Securities Corp. ("FMSC") is registered under the Exchange Act as a broker-dealer with the SEC, is a duly qualified member in good standing of the FINRA, and is duly qualified or registered as a broker-dealer in each jurisdiction where the failure to be so qualified or registered would have a Material Adverse Effect on FMSC or the Company.

Section 4.10 Employee Licenses. Each of FMSC's officers, directors and employees hold all required registrations, licenses, permits and approvals of any governmental and/or regulatory entity that are necessary for FMSC to remain a member in good standing of the FINRA and to carry out in all material respects its business as it is presently conducted.

Section 4.11 Required Licenses. Neither the Company nor any of its Subsidiaries other than FMSC is required to be registered or qualified as a broker-dealer with the SEC or in any jurisdiction where the failure to be so registered or qualified would have a Material Adverse Effect on the Company or FMSC, individually or in the aggregate.

Section 4.12 Form B-D. A true, correct and complete copy of the most recent Form BD filed by FMSC with the SEC is attached hereto as Exhibit 4.12 and is current as of the date hereof and is accurate in all material respects.

Section 4.13 Investment Advisers Act Compliance. FMSC is registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), with the SEC and is duly qualified or registered as an investment adviser in each jurisdiction where the failure to be so qualified or registered would have a Material Adverse Effect.

Section 4.14 No Additional Qualification. Neither the Company nor any of its Subsidiaries other than FMSC is required to be registered or qualified as an investment adviser with the SEC or in any jurisdiction where the failure to be so registered or qualified would have a Material Adverse Effect, individually or in the aggregate.

Section 4.15 Form ADV. A current true, correct and complete copy of the most recent Form ADV Part I and Part II of FMSC is attached as Exhibit 4.15, and such Form ADV is accurate in all material respects.

Section 4.16 Advisors Act Compliance. Except as set forth in an attachment to this Agreement as Exhibit 4.15, FMSC has delivered or has offered to deliver its Form ADV Part II to all of its investment advisory clients, as required by the Advisers Act and the rules and regulations promulgated thereunder and all other applicable laws.

Section 4.17      Intentionally omitted.

Section 4.18 No Political Contributions. To the knowledge of the Company, none of the Company, FMSC any of its other Subsidiaries, or any municipal finance professional associated with the Company, FMSC or any of its other Subsidiaries has made or may reasonably be deemed to have made any political contributions in violation of Municipal Securities Rulemaking Board ("MSRB") Rule G-37 or other rules or regulations applicable to the Company, FMSC or any of its other Subsidiaries. To the knowledge of the Company, FMSC has made appropriate MSRB disclosure concerning all other applicable political contributions made by individuals and entities employed by or associated with FMSC.

Section 4.19 No Reportable Events. Except as set forth on FMSC's form BD, no FINRA, SEC or MSRB "reportable events" (which constitute such events and occurrences that, under applicable law and the rules and regulations of FINRA, the SEC or the MSRB, must be reported or disclosed to FINRA, the SEC or the MSRB, as applicable, either directly or through the amendment of Form BD, Form ADV or other required relevant publicly filed documents or disclosures) of a direct or indirect nature have occurred with regard to FMSC since January 1, 2007.

Section 4.20 Net Capital Compliance. FMSC has always maintained and currently has the minimum net capital required by all laws promulgated by the SEC, FINRA and any other self-regulatory organizations applicable to the conduct of FMSC's business. As of the date of the most recent FOCUS report, its net capital is $734,107.

Section 4.21 FINRA 1017 Application. The Company shall properly prepare and file the FINRA 1017 Application within thirty days of the Closing. The Company shall use all reasonable efforts to obtain and furnish the information required to be included in the FINRA 1017 Application.

                                   ARTICLE V

                     Covenants of the Company After Closing

Section 5.1 Reservation of Shares. The Company shall at all times have authorized and reserved, for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the issuance of Conversion Shares underlying the then outstanding aggregate principal amount of the Note, and any warrants issued pursuant thereto.

Section 5.2 Financial Statements. The Company and its Subsidiaries shall maintain a system of accounts in accordance with GAAP, keep full and complete financial records, and furnish upon request to Purchaser the following reports:

(a) within 90 days after the end of each fiscal year, an audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, together with an audited income statement and other related audited statements of operations and cash flows of the Company and its Subsidiaries for such year, examined and reported upon by an independent accounting firm, prepared in accordance with GAAP consistently applied; and

(b) within 45 days after the end of each fiscal quarter, unaudited consolidated balance sheets and statements of operations and cash flows of the Company and its Subsidiaries, such balance sheets to be as of the end of such quarter and such statements of operations and cash flows to be both for the year-to-date period as of the end of such quarter and for the quarter, certified by the Chief Executive Officer and Chief Financial Officer of the Company.

Section 5.3 Further Covenants of the Company. The Company covenants and agrees that, so long as the Note remains outstanding and unpaid, in whole or in part:

(a) The Company will not, and will not permit any of its Subsidiaries to, sell, transfer or in any other manner alienate or dispose of all or substantially all of its assets; provided, however, that the Company or any of its Subsidiaries may effect such a transaction if the payment of the Note is duly provided for from such sale proceeds;

(b) The Company will not, and will not permit any of its Subsidiaries to, mortgage, pledge, grant or permit to exist a security interest in, or other lien claim or encumbrance (a "Lien") upon, all or any portion of the Company's or any Subsidiary's assets now owned or hereafter acquired, except (a) Liens in favor of the Purchaser, (b) any Liens on any property or asset of the Company or any Subsidiary existing on the Closing Date as set forth on Schedule 5.3, and (c) Liens created in favor of lenders providing purchase money financing for such assets;

(c) The Company will, and will cause each of its Subsidiaries to, promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it, its income and profits, or any of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof. However, the Company or such Subsidiary shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company or such Subsidiary, as the case may be, shall set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested;

(d) The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Company and such Subsidiary as its counsel may advise;

(e) The Company will, and will cause each of its Subsidiaries to, at all times maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition and will, from time to time, make all necessary and proper repairs, renewals, replacements, betterments and improvements thereto;

(f) The Company will, and will cause each of its Subsidiaries to, keep adequately insured, by financially sound reputable insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations;

(g) The Company will, promptly following the occurrence of an Event of Default or of any condition or event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, furnish a statement of the Company's President or Chief Financial Officer to Purchaser setting forth the details of such Event of Default or condition or event and the action which the Company intends to take with respect thereto;

(h) The Company will, and will cause each of its Subsidiaries to, at all times maintain books of account in which all of its financial transactions are duly recorded in conformance with generally accepted accounting principles;

(i) The Company covenants and agrees that it will at all times reserve and keep available out of its authorized capital stock such number of shares of Common Stock of the Company as may be required for issuance upon conversion of the Note and any warrant issued pursuant thereto; and

(j) The Company will not, and will not permit any of its Subsidiaries to, make any loan to any executive officer or any person who is or becomes a holder of 5% of the capital stock of the Company, other than for reasonable advances for expenses in the ordinary course of business.

Section 5.4 Purchaser Representative. The Purchaser shall have the right to designate a representative, of the Purchaser to attend all Board Meetings of the Board of Directors of the Company, as an observer only and to receive all information and Board packages and documents that Board Members receive. The Purchaser has the right to appoint a substitute to attend any such meetings at any time and from time to time. The representative must be reasonably acceptable to the Company and shall execute a confidentiality agreement prior to the receipt of any information or the attendance at any meeting. The Company acknowledges that the Chief Executive Officer and Chief Operating Officer of Purchaser are acceptable to the Company, who, as of the Closing Date, are Messrs. Dwight Badger and Joel Marks respectively.

Section 5.5 Amendment of Certificate of Incorporation and By-Laws. As long as the Note remains outstanding, the consent of the Purchaser shall be required for amending or repealing any provision of the Company's or any Subsidiaries' charter, bylaws or other organizational documents, that adversely affects the Note, or Purchaser's interests with respect to the other Securities.

Section 5.6 Audit. The Company shall permit the independent auditors of the Purchaser to perform an audit of the Company's financial statements in the event such is required by the Purchaser's investment bankers.

Section 5.7 Okun Meeting. The Company shall assist the Purchaser in arranging a meeting with Okun on or before January 31, 2008.

                                   ARTICLE VI

                 Events of Default; Remedies and Special Payment

Section 6.1       Events of Default.  It shall be an "Event of Default" if:

(a) default shall be made in the payment of any installment of interest on the Note when and as the same shall become due and payable, and such default shall have continued for a period of 10 days thereafter;

(b) default shall be made in the payment of any principal of the Note or any part thereof when and as the same shall become due and payable, either at maturity or at a date fixed for payment or prepayment or by an Acceleration (as defined below) or otherwise;

(c) default in any material respect shall be made in the due performance or observance of any other covenant, agreement or provision set forth herein, including, without limitation, or in the Note, and such default or breach shall have continued for a period of 15 days after receipt by the Company of written notice thereof from any Holder;

(d) a material breach shall exist in any representation or warranty contained herein or therein when made;

(e) the Company shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator for it or any of its property,
         (ii) admit in writing its  inability to pay its debts as they  mature,
         (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent or (v) file a voluntary petition in bankruptcy, a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or (vi) take corporate action for the purpose of effecting any of the foregoing; or

(f) an involuntary petition in bankruptcy shall be filed against the Company or similar involuntary proceedings shall be commenced against it under any law relating to bankruptcy, reorganization, insolvency, readjustment of debt or liquidation, or a receiver, trustee, or liquidator shall be appointed without its consent for it or any of its property, and, in any such case, (i) an order for relief or similar order is entered, or (ii) such a proceeding shall not have been dismissed within 90 days after its commencement or (iii) the receiver, trustee, or liquidator shall not have been discharged within 90 days after his appointment.

Section 6.2 Remedies. If an Event of Default shall occur and be continuing, the Holder of the Note may declare the unpaid principal of the Note, with accrued and unpaid interest thereon, to be forthwith due and payable (an "Acceleration"), whereupon such principal and interest shall be due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived, if such Event of Default shall not have been fully cured prior thereto. The obligation, if any, of Purchaser to extend any further credit under the Note shall immediately cease and terminate and Holder shall have all rights, powers and remedies available under each the Note, the Pledge Agreement, and this Agreement, or accorded by law, including without limitation the right to resort to any or all security for any credit subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Purchaser may be exercised at any time by Purchaser and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity. Notwithstanding any other provision of this Agreement, the Note, the Pledge Agreement or any other document contemplated hereby to the contrary, while any Event of Default exists, any amounts received on account of the obligations under the Note shall be applied by Purchaser in such order as it elects in its sole discretion.

                                  ARTICLE VII

                                  Miscellaneous

Section 7.1 Survival of Representations, Warranties and Agreements. All representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement and the issuance and sale of the Note hereunder for a period of one year; provided, however, representations and warranties made herein or therein shall only be deemed to have been made as of the date hereof or thereof.

Section 7.2 Definition of Terms. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

Section 7.3 Governing Law. This Agreement shall be governed by the laws of the State of Illinois applicable to contracts made and wholly performed in that jurisdiction.

Section 7.4 Certain Notices. Each notice delivered to all holders of Common Stock shall simultaneously be delivered to each Holder of record.

Section 7.5 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (New York City time) on a trading day, (b) the next trading day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a trading day or later than 5:00 p.m. (New York City time) on any trading day, (c) the trading day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

         If to the Company:         FIRST MONTAUK FINANCIAL CORP.
                                    328 Newman Springs Road
                                    Red bank, New Jersey 07701
                                    Facsimile No.: (732) 842-9047
                                    Attn: Chief Financial Officer

         With a copy to:            Becker & Poliakoff, LLP
                                    45 Broadway, 11th Floor
                                    New York, NY  10006
                                    Facsimile No.: (212) 557-0295
                                    Attn:  Victor DiGioia, Esq.

         If to the Purchaser:       AEFC FMFK Investment Corp.
                                    311 S. Wacker Drive
                                    Suite 6100
                                    Chicago, IL 60601
                                    Attn: Erhard Chorle

         With a copy to:            Shefsky & Froelich Ltd.
                                    111 E. Wacker Drive, Suite 2800
                                    Chicago, Illinois  60601
                                    Attn:  James R. Asmussen
                                    PH:     (312) 836-4116
                                    FAX:  (312) 275-7550

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

Section 7.6 Expenses. The parties shall be responsible for the payment of all of their own expenses incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the Note to be executed and delivered in connection herewith.

Section 7.7 Counterparts. This Agreement may be executed in counterparts and by facsimile.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                     First Montauk Financial Corp.




                                     By: /s/ Victor K. Kurylak
                                        ----------------------------------------
                                        Name:  Victor K. Kurylak
                                        Title: President and
                                        Chief Executive Officer













                       [SIGNATURES CONTINUED ON NEXT PAGE]
















               Signature Page to Note Purchase Agreement (1 of 2)

PURCHASER:







Principal Amount of Note                        $2,000,000







Name of Purchaser:                              AEFC FMFK Investment Corp.

         Address:
                                                AEFC FMFK Investment Corp.
                                                311 S. Wacker Drive
                                                Suite 6100
                                                Chicago, IL 60601
                                                Attn: Erhard Chorle




Signature                                       By: /s/ Joel E. Marks
                                                   -----------------------------
                                                Name:  Joel E. Marks
                                                Title: Secretary











               Signature Page to Note Purchase Agreement (2 of 2)

                                  Schedule 4.1



The company is qualified to do business in all fifty states.

                                  Schedule 4.3



First Montauk Securities Corp, a New York corporation

Montauk Insurance Services, Inc., a New Jersey corporation

                                  Schedule 5.3



None.

                                    EXHIBIT A

                                      Note

                                    EXHIBIT B

                                Pledge Agreement

                                    EXHIBIT C

                               Contingent Warrant

                                    EXHIBIT D

                               Prepayment Warrant

                                  EXHIBIT 4.12

                                    Form B-D

                                  EXHIBIT 4.15

                                    Form ADV